Exhibit 10.3
May 28, 2008                                                                                                                                $20,000

Promissory Note

The undersigned promises to pay to the order of 3-2-1 Partners, LLP, a Utah Limited Liability Partnership (“Holder”), of Salt Lake City, Utah the aggregate sum of Twenty Thousand Dollars ($20,000), with the principal payable in full on or before one year from the date hereof, together with interest payments to be made on the 15th of each month at the rate of 1% per month.

Prepayment of this Promissory Note may be made at any time without penalty.

The parties acknowledge that Mr. Howells, the managing partner of Holder, is the President and a director of the undersigned and that such instrument has been entered into by the unanimous written consent of the board of directors, and;

Whereby, the undersigned agrees to collateralize the principal amount by the aggregate of the vault cash held by any and all ATM’s along with a depository accounts held at the Company’s financial institution, the minimum balance of which shall at no time be less than $40,000.

If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest of fifteen percent (15%) per annum from the date first written above, shall, at the election of the holder hereof and without notice of said election at once become due and payable.  Further in the event of any such default or acceleration, the undersigned agrees to pay to the holder hereof reasonable attorney’s fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

All payments of principal and interest hereunder if applicable, shall be made at the following address:  4685 Highland Drive, #202, Salt Lake City, Utah 84117, or at such other address as may be specified from time to time in writing by the holder.  Payments shall be deemed to have been made the day delivered if made by wire transfer or delivered personally to the holder’s address.  Payments sent by express mail or other overnight delivery of recognized standing shall be deemed made the day after receipt of such carrier, and payments sent by first class mail shall be deemed to have been made three (3) days following mailing.  All notices made hereunder shall be made by certified mail, return receipt requested, or by hand.  Facsimile will NOT be treated as notice.

Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.

               Holders Right to Conversion to Common Stock on Default:

(1)           Timing of Conversion.  All or a portion of the unpaid principal and interest due under this Note may be converted into shares of Common Stock upon default.

(2)           Conversion Price.  The conversion price (the "Conversion Price") shall be equal to the price per share equal to the value of any offerings preceding the default.  If no offerings are completed the conversion will be the same as the initial capitalization of $0.016 per share until the first offering is completed.  In the event that more than one value is attributed to the shares of Common Stock the Conversion Price shall be the lowest of such values.

The failure of the holder to exercise any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

           This Promissory Note is delivered in and shall be governed by and interpreted and determined in accordance with the internal laws of the State of Utah.  The courts located in Salt Lake County, Utah, shall have exclusive jurisdiction over all disputes arising hereunder.

      This Promissory Note contains the full understanding between the debtor and holders relating to its subject matter.

CHARTA SYSTEMS, INC.

Dated :_5/30/08____________.                                         By___/s/Travis Jenson_________________
 Its____Secretary____________________

AMENDMENT NO. 3 TO

PROMISSORY NOTE

THIS AMENDMENT NO. 3 TO PROMISSORY NOTE (the “Note”) dated as of May 28, 2008, between the individuals and entity that have executed this Amendment as the “Holder” on the signature pages hereto; Thomas Howells, as Managing General Partner for 3-2-1 Partners, LP a Utah Limited Partnership; and Charta Systems, Inc., a Utah corporation (the “Debtor”).

WHEREAS, on or about May 25, 2008, the parties entered into a Promissory Note (the “Note”), whereby the Holder lent the debtor $20,000;

WHEREAS, all parties believe that the term of note should be extended for an additional year;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

Amendment of Paragraph 1 of the Note.  Paragraph 1 of the Note is hereby amended as follows:

1.           The principal payment of Twenty Thousand Dollars ($20,000) is extended from one year to three years with the principal payable in full on or before May 28, 2012, with no changes to any other provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Holders:

3-2-1 Partners, LP

By /s/Thomas Howells
Its Managing Partner

Debtor:

/s/ Travis Jenson
Travis Jenson
Secretary, Charta Systems, Inc.